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                                                                      EXHIBIT 99


              SUSQUEHANNA MEDIA CO. - 2003 SECOND QUARTER RESULTS

August 13, 2003


York, PA - Susquehanna Media Co. (Media) reported $99.1 million consolidated revenues for the second quarter ended June 30, 2003. Revenues increased $8.5 million or 9% compared to second quarter 2002. Quarterly operating income of $27.1 million represented a $25.2 million increase over second quarter 2002. Operating income in second quarter 2002 included the recognition of $17.1 million and $4.1 million of expense related to the revaluation of the Radio Class B non-voting stock and Cable performance share plans, respectively.

Media reported $179.6 million of revenue for the six-month period ended June 30, 2003. Revenues increased $17.3 million or 11% compared to the same six-month period in 2002. Operating income for the six months was $42.2 million a $27.5 million or an 187% increase over the same period in 2002. The six-month results in 2002 also include the recognition of the revaluation of the Radio Class B non-voting stock and Cable performance share plans, which combined totaled $21.2 million.

On August 1, 2003, we acquired WSOX-FM; a radio station licensed to Red Lion, Pennsylvania from Lancaster-York Broadcasting, LLC for $23.0 million cash utilizing existing credit facilities.

On July 10, 2003, we signed a purchase agreement with RCN Telecom Services, Inc. to acquire the assets of the cable system serving Carmel, New York for $120.0 million cash. We expect to utilize our existing credit facilities to fund this transaction. The cable system serves approximately 29,800 video subscribers. The cable facilities are to be fully rebuilt/upgraded to 750 MHz and two-way capable by the first quarter 2004 anticipated closing. The system is currently providing digital video, residential high-speed Internet access and circuit switched telephony over the rebuilt areas of the cable plant.

On June 30, 2003, we acquired from Galaxy Cable, Inc. approximately 2,900 basic cable subscribers and related assets serving Canton, Mississippi for $5.0 million cash utilized from our existing credit facilities. The subscribers will be integrated into our existing Rankin County operation after fiber elimination of the headend and rebuild of the cable plant. We anticipate that the rebuild and headend elimination will cost a total of $2.3 million and be completed within twelve months.

On April 15, 2003, we issued $150.0 million of ten-year Senior Subordinated Notes (Notes) with interest at 7.375% payable semi-annually. The Notes were issued at par. The $148.5 million net proceeds were used to pay down the existing revolving bank debt.

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In February 2003, Media, Radio and Cable corporate management groups and the
York Cable system customer service and administrative staffs moved to a York, Pennsylvania office complex developed by a related party. The offices are located in a Keystone Opportunity Zone. Through the second quarter, capital expenditures for the building and contents related to this move totaled $5.9 million. Our investment and employment in the Keystone Opportunity Zone provides us state and local tax abatement through 2010.


RADIO

Second quarter revenues of $62.6 million were $5.5 million or 10% greater than second quarter 2002. Radio's first quarter operating income was $18.3 million, an $18.8 million increase from an operating loss of $0.5 million in 2002. Operating income in 2002 included the recognition of $17.1 million of non-cash compensation expense related to the revaluation of the Radio Class B employee common stock. Excluding the non-cash compensation, Radio operating income increased $1.7 million or 10% from second quarter 2002. Improved operating income was concentrated in our Dallas and San Francisco markets.

Radio revenues for the six months ended June 30, 2003 of $107.5 million increased $9.6 million or 10% from the same period in 2002. Operating income was $26.3 million, an increase of $19.8 million or 308%. Excluding the recognition of non-cash compensation related to the revaluation of the Radio Class B common stock, operating income increased $2.7 million or 11% over the first six months of 2002.

Second quarter revenues on a same stations basis (excluding WHMA-AM which was sold in June 2002 and WYGY-FM which was acquired in September 2002) were $61.7 million, a $4.6 million or 8% increase over second quarter 2002. Operating income on a same stations basis was $18.4 million, an increase of $18.9 million over second quarter 2002.

Same station revenues for the six months ended June 30, 2003 were $106.0 million, an increase of $8.1 million or 8% from 2002. Operating income on a same stations basis was $26.6 million, an increase of $20.1 million or 309% from the same period in 2002.

CABLE

Second quarter 2003 revenues totaled $34.0 million, a $2.7 million or 9% increase over second quarter 2002. Revenue growth came primarily from; increasing penetration of cable modem and digital services and basic service rate increases implemented during first quarter 2003. Operating income was $8.5 million for the second quarter, an increase of $4.2 million or 98% over second quarter 2002. Excluding the recognition of compensation expense for the revaluation of Cable's performance share plan of $2.6 million in the second quarter 2002, operating income increased $1.6 million or 23% from 2002. As of June 30, 2003, average monthly revenue per basic subscriber was $54.42, an increase of $4.95 or 10% over 2002.

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Revenues for the six months ended June 30, 2003 were $67.0, an increase of $7.5 million or 13% over the same period in 2002. Operating income for the six-month period in 2003 was $16.4 million an increase of $6.3 million or 62% compared to the prior year. The revaluation expense for the Cable performance share plan also affected the six-month operating income results.

On a same systems basis (excluding the Lawrenceburg, Indiana cable system, which was acquired April 1, 2002), six-month Cable revenues were $64.0 million, a $5.8 million or 10% increase over the same period in 2002. Six-month operating income was $17.2 million on a same systems basis, a $6.9 million or 67% increase over 2002. Excluding the compensation expense related to the performance share plan revaluation, operating income improved $4.3 million or 34% from 2002. Improved operating income was concentrated in York and Williamsport, Pennsylvania and Brunswick, Maine and was related to performance of new product lines and basic rate increases.

Cable capital expenditures totaled $13.2 million for the six-month period ended June 30, 2003. Plant rebuild efforts in the Lawrenceburg, Indiana and Brunswick, Maine systems totaled $5.1 million. In addition to rebuild activity, Cable's corporate management group and its York system purchased new general and administrative office spaces at a cost of $2.9 million representing Cable's share of the relocation. The balance of Cable capital expenditures was made for customer premise equipment, $2.0 million, and for scalable infrastructure (scalable infrastructure is defined as headend and other equipment that requires additional investment as subscriber counts increase). The largest expenditure in scalable infrastructure was $1.2 million for headend equipment necessary to meet growing demand for our cable modem product.

INTERNET AND OTHER

Second quarter revenues totaled $2.5 million, a $0.3 million or 14% increase from second quarter 2002. Operating loss for Susquehanna Data (Internet) decreased $0.6 million in second quarter 2003 to near breakeven compared to second quarter 2002 operating loss of $0.6 million.

Six-month revenues were $5.1 million, an increase of $0.2 million or 4% over the same period in 2002. Six-month 2003 operating loss was $0.2 million a decreased $0.5 million or 71% compared to the 2002 operating loss of $0.7 million.

GENERAL

Attached for your review is a schedule of unaudited selected financial information for the three-month and six-month periods ended June 30, 2003 and 2002.

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CONFERENCE CALL

A conference call is scheduled to review Susquehanna Media Co.'s second quarter 2003 results on Monday, August 18, 2003 at 11:00 am EDT. To participate in this conference call, please dial (877) 326-2337. The participant code is 7055494.

* * * * * * *

Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein, including those regarding market trends, the Company's financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Many of these risks are discussed in Media's Annual Report on Form 10-K for the year ended December 31, 2002. Such factors include, but are not limited to, general economic and business conditions (both nationally and in the Company's markets), acquisition opportunities, expectations and estimates concerning future financial performance, financing plans, the Company's ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting the Company's business, nonrenewal of cable franchises, decreases in the Company's customers advertising and entertainment expenditures and other factors over which the Company may have little or no control.


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                     Susquehanna Media Co. and Subsidiaries
                     --------------------------------------
                         Selected Financial Information
               (DOLLARS IN THOUSANDS, EXCEPT CABLE OPERATING DATA)


                                                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                      JUNE 30,                            JUNE 30,
                                                              2003               2002               2003              2002
                                                          ------------       ------------       ------------      ------------
INCOME STATEMENT DATA:
    Revenues:
        Radio .......................................     $     62,567       $     57,124       $    107,484      $     97,862
        Cable .......................................           34,037             31,260             67,027            59,470
        Internet ....................................            2,513              2,178              5,067             4,939
                                                          ------------       ------------       ------------      ------------
            Total ...................................           99,117             90,562            179,578           162,271
    Operating Income (1),(2)
        Radio .......................................     $     18,315       $       (495)            26,263             6,436
        Cable .......................................            8,542              4,275             16,383            10,041
        Internet and other ..........................              238             (1,930)              (428)           (1,774)
                                                          ------------       ------------       ------------      ------------
        Total .......................................           27,095              1,850             42,218            14,703
    Depreciation and amortization
        Radio .......................................            1,400              1,279              3,046             2,596
        Cable .......................................            5,478              5,658             11,687            10,610
        Internet and other ..........................               74                 26                125                51
                                                          ------------       ------------       ------------      ------------
        Total .......................................            6,952              6,963             14,858            13,257
OTHER FINANCIAL DATA:
    ESOP expense
        Radio .......................................            1,819              1,744              3,519             3,450
        Cable .......................................              513                387              1,025               875
        Internet and other ..........................               37                 41                 75                75
                                                          ------------       ------------       ------------      ------------
        Total .......................................            2,369              2,172              4,619             4,400
    Radio employee stock plan revaluation (1) .......               --             17,065                 --            17,065
    Cable performance share plan revaluation (2) ....             (443)             4,050               (443)            4,050
    Interest expense, net ...........................            7,985              7,609             14,510            14,860
    Interest income from loans to Parent (3) ........            1,723              1,785              3,427             3,551
    Capital expenditures ............................            7,950              7,145             17,454            10,193
    Total Long-term debt ............................                                                522,121           514,151

CABLE OPERATING DATA:
    Homes passed ....................................                                                301,047           289,438
    Total customers (4)  ............................                                                206,253           205,742
    Total customer penetration (5) ..................                                                   68.5%             71.1%
    Basic video subscribers .........................                                                205,138           205,742
    Internal growth of subscribers (6) ..............                                                   -0.4%             -0.2%
    Basic video penetration (7) .....................                                                   68.1%             71.1%
    Digital terminals (8) ...........................                                                 53,535            40,197
    Digital terminal penetration (9) ................                                                   26.1%             19.5%
    Cable modems (10) ...............................                                                 33,031            20,115
    Cable modem penetration (11) ....................                                                   12.9%              9.4%
    Average monthly revenue per basic
        subscriber (12) .............................                                           $      54.42      $      49.47
    Cable capital expenditures ......................                                           $ 13,154,000      $  8,869,000

(1) Operating income for 2002 was decreased for the revaluation of a subsidiary's Class B common stock, recognized as non-cash compensation expense totaling $17.1. The compensation expense has been reflected in the Radio segment.

(2) Operating income for 2002 was decreased by a $4.1 million revaluation of a subsidiary's performance share plan. Approximately $2.6 million and $1.5 million have been allocated to the Cable and the Other segments, respectively.

(3)      Interest income on loans by Media to its Parent to fund the ESOP.

(4) Total customers represent the sum of basic video customers and cable modem only customers.

(5) Total customer penetration represents total customers as a percentage of homes passed.

(6) Internal growth of subscribers represents the year to date percentage change in subscribers excluding acquisitions.

(7) Basic video penetration represents basic subscribers as a percentage of homes passed.

(8) Digital terminals represents the aggregate number of digital terminals that are billed for service.

(9) Digital terminal penetration represents digital terminals deployed as a percentage of basic subscribers.

(10) Cable modems represents the aggregate number of cable modems that are billed for service.

(11) Cable modem penetration represents cable modems as a percentage of homes passed available for two-way services.

(12) Average monthly revenue per basic subscriber represents revenues divided by the weighted average number of subscribers for the period.